     As filed with the Securities and Exchange Commission on July 23, 1996
                                                           Registration No. 333-
- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                             CHART INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         Delaware                                       34-1712937
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                             35555 Curtis Boulevard
                              Eastlake, Ohio 44095
          (Address of principal executive offices, including zip code)

                               ------------------

             CHART INDUSTRIES, INC. KEY EMPLOYEES STOCK OPTION PLAN
                            (Full title of the plan)

                               ------------------

Arthur S. Holmes                                Copy to:
Chairman and Chief                              Thomas F. McKee, Esq.
Executive Officer                               Calfee, Halter & Griswold
Chart Industries, Inc.                          1400 McDonald Investment Center
35555 Curtis Boulevard                          800 Superior Avenue
Eastlake, Ohio 44095                            Cleveland, Ohio 44114
(216) 946-2525                                  (216) 622-8200


 (Name, address and telephone number, including area code, of agent for service)

                               ------------------


                         CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------------
                                                                Proposed       Proposed
 Title of                                                       maximum         maximum
securities                                    Amount            offering        aggregate      Amount of
  to be                                       to be              price          offering     registration
registered                                  registered         per share (1)    price (1)         fee
- ---------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share, issuable                     100,000            $13.1875       $1,318,750        $455
upon exercise of options                    shares (2)
- ---------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price of the Common Stock of Chart Industries, Inc. reported on the New York Stock Exchange on July 17, 1996.

(2) The 100,000 shares of Common Stock being registered are issuable upon exercise of options to be granted pursuant to the Chart Industries, Inc. Key Employees Stock Option Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The contents of those certain Registration Statements on Form S-8, Registration Nos. 33-58446 and 33-92346, are incorporated herein by reference.

ITEM 8.  EXHIBITS.

         In addition to the Exhibits contained in the Registration Statements on Form S-8, Registration No. 33-58446 and 33-92346, which are incorporated herein by reference, see the Exhibit Index at Page E-1 of this Registration Statement.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on July 18, 1996.

                                            CHART INDUSTRIES, INC.

                                            By: /s/ Arthur S. Holmes
                                               ---------------------------------
                                                Arthur S. Holmes, Chairman and
                                                Chief Executive Officer

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Arthur S. Holmes, Don
A. Baines, Thomas F. McKee and Thomas A. Fullmer, or any one or more of them, his attorneys-in-fact and agents, each with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on July 18, 1996.

         Signature                              Title
         ---------                              -----

/s/ Arthur S. Holmes        Chairman and Chief Executive
- -------------------------   Officer and a Director (Principal Executive Officer)
Arthur S. Holmes

/s/ Don A. Baines           Chief Financial Officer and Treasurer and a Director
- -------------------------   (Principal Financial and Accounting Officer)
Don A. Baines

/s/ Charles S. Holmes       Director
- -------------------------
Charles S. Holmes

/s/ Lazzaro G. Modigliani   Director
- -------------------------
Lazzaro G. Modigliani

/s/ Richard J. Campbell     Director
- -------------------------
Richard J. Campbell

                                                                     EXHIBIT 5.1

                                  July 18, 1996

Chart Industries, Inc.
35555 Curtis Boulevard
Eastlake, Ohio 44095

                  We are familiar with the proceedings taken and proposed to be taken by Chart Industries, Inc., a Delaware corporation (the "Company"), with respect to 100,000 shares of Common Stock, par value $.01 per share (the "Key Employees Shares"), of the Company to be offered and sold from time to time pursuant to the Company's Key Employees Stock Option Plan (the "Key Employees Plan"). As counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Key Employees Shares under the Securities Act of 1933, as amended.

                  In this connection, we have examined the Certificate of Incorporation and the By-Laws of the Company, each as currently in effect, records of proceedings of the Board of Directors and stockholders of the Company, and such other records and documents as we have deemed necessary or advisable to render the opinion contained herein. Based upon our examination and inquiries, we are of the opinion that the Key Employees Shares, when offered and sold pursuant to the terms and conditions of the Key Employees Plan, will be legally issued, fully paid and nonassessable.

                  We are attorneys licensed to practice law in the State of Ohio. The opinion expressed herein is limited solely to the laws of the State of Ohio and the General Corporation Law of the State of Delaware and we express no opinion under the laws of any other jurisdiction.

                  This opinion is delivered to you solely in connection with the filing of the Registration Statement with respect to the Key Employees Shares, and this letter and the opinion stated herein may not be relied upon for any other purpose or by any persons other than Directors and officers of the Company.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                     Respectfully submitted,


                                                     CALFEE, HALTER & GRISWOLD

                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

                  We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Chart Industries, Inc. Key Employees Stock Option Plan of our report dated February 6, 1996 with respect to the consolidated financial statements of Chart Industries, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1995.

                                             ERNST & YOUNG LLP

Cleveland, Ohio
July 19, 1996

                                                                    EXHIBIT 23.2

                               CONSENT OF COUNSEL

                  The consent of Calfee, Halter & Griswold is contained in their opinion filed as Exhibit 5.1 to this Registration Statement.

                                                                    EXHIBIT 24.1

                             CHART INDUSTRIES, INC.

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that Chart Industries, Inc. hereby constitutes and appoints Arthur S. Holmes, Don A. Baines, Thomas F. McKee and Thomas A. Fullmer, or any one or more of them, its attorneys-in-fact and agents, each with full power of substitution and resubstitution for it in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may do or cause to be done by virtue hereof.

                  IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio on July 18, 1996.


                                           CHART INDUSTRIES, INC.

                                           By: /s/ Arthur S. Holmes
                                              ------------------------------
                                                Arthur S. Holmes, Chairman
                                                and Chief Executive Officer

                                                                    EXHIBIT 24.1
                                                                     (Continued)

                             CHART INDUSTRIES, INC.

                              CERTIFIED RESOLUTIONS

                  I, THOMAS F. McKEE, Secretary of Chart Industries, Inc., a Delaware corporation (the "Company"), do hereby certify that the following is a true copy of a resolution adopted by the Board of Directors on May 2, 1996, and that the same has not been changed and remains in full force and effect.

                  RESOLVED, that Arthur S. Holmes, Don A. Baines, Thomas F. McKee and Thomas A. Fullmer, be, and each of them hereby is, appointed as the attorney of Chart Industries, Inc., with full power of substitution and resubstitution for and in the name, place and stead of the Company to sign, attest and file a Registration Statement on Form S-8, or any other appropriate form that may be used from time to time, with respect to the issue, sale and grant of the Key Employees Shares, and any and all amendments and exhibits to such Registration Statement, any and all applications or other documents to be filed with the Securities and Exchange Commission or any securities exchange pertaining to the listing thereon of the Key Employees Shares covered by such Registration Statement or pertaining to such registration, and any and all applications or other documents to be filed with any governmental or private agency or official relative to the registration of the Key Employees Shares, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorneys or any such substitute or substitutes and, without implied limitation, including in the above the authority to do the foregoing things on behalf of the Company in the name of the person so acting or on behalf and in the name of any duly authorized officer of the Company; and the Chairman and Chief Executive Officer and the Chief Financial Officer and Treasurer of the Company be, and each of them hereby is, authorized for an on behalf of the Company to execute a Power of Attorney evidencing the foregoing appointment.

                               /s/ Thomas F. McKee
                               -------------------------------
                               Thomas F. McKee, Secretary

Dated:  July 18, 1996

                             CHART INDUSTRIES, INC.
                                  EXHIBIT INDEX

   EXHIBIT                                        DESCRIPTION
     NO.
     5.1         Opinion of Calfee, Halter & Griswold as to the validity of the securities being offered.  (See page II-3 of this Registration Statement.)

     23.1        Consent of Ernst & Young.  (See page II-4 of this Registration
                 Statement.)

     23.2        Consent of Calfee, Halter & Griswold.  (See page II-5 of this Registration
                 Statement.)

     24.1        Power of Attorney and related certified resolution.  (See pages II-6 and
                 II-7 of this Registration Statement.)

     99.1        Amendment No. 2 to Key Employees Stock Option Plan of the Company.















                                       E-1